Exhibit 99.2

FORM OF NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF
9.5% SENIOR SECURED NOTES DUE 2017
OF
SATÉLITES MEXICANOS, S.A. DE C.V.

Pursuant to the Prospectus dated          , 2011

This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to tender Original Notes (as defined below) pursuant to the Exchange Offer (as defined below) described in the prospectus dated          , 2011 (the “Prospectus”) of Satélites Mexicanos, S.A. de C.V., a sociedad anónima de capital variable (the “Company”), if: (i) certificates for the outstanding 9.5% Senior Secured Notes due 2017 of the Company (the “Original Notes”) are not immediately available; (ii) time will not permit the Original Notes, the letter of transmittal (the “Letter of Transmittal”) and all other required documents to be delivered to Wilmington Trust, National Association (the “Exchange Agent”) prior to 5:00 p.m., New York City time, on          , 2011 or such later date and time to which the Exchange Offer may be extended (such date and time, the “Expiration Date”); or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis before the Expiration Date. This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent, and must be received by the Exchange Agent prior to the Expiration Date. See “The Exchange Offer — Guaranteed Delivery Procedures” in the Prospectus. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Prospectus.

By Facsimile:	By Registered or Certified Mail:	By Hand/Overnight Delivery:

(302) 636-4139 Attn: Mr. Sam Hamed	Wilmington Trust, National Association c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attn: Sam Hamed Ph: (302) 636-6181	Wilmington Trust, National Association c/o Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attn: Sam Hamed Ph: (302) 636-6181

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND USE OF AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF GUARANTEED DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an “Eligible Institution” pursuant to the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

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Ladies and Gentlemen:

The undersigned acknowledges receipt of the Prospectus, together with the related Letter of Transmittal, which describes the offer by the Company to exchange up to $325,000,000 aggregate principal amount of the Original Notes for a like principal amount of registered 9.5% Senior Secured Notes due 2017 ( the “Exchange Notes”) that are registered under the Securities Act of 1933, as amended, pursuant to a registration statement of which the Prospectus is a part (the ‘‘Exchange Offer”).

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the aggregate principal amount of Original Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures.”

The undersigned understands that no withdrawal of a tender of Original Notes may be made after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Original Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at one of its addresses specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

The undersigned understands that the exchange of Original Notes for Exchange Notes pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (1) such Original Notes (or confirmation of book-entry transfer of such Original Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”)) and (2) a Letter of Transmittal (or facsimile thereof) with respect to such Original Notes, properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal, or, in lieu thereof, a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable under, the Letter of Transmittal.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding on the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

(Please Print or Type)

Name(s)/Signature(s) of Registered Holder(s):	Name:

Name:

Address(es):

Area Code(s) and Telephone Number(s)

If Original Notes will be delivered by book-entry transfer at DTC, insert Depository Account Number:

Date

Certificate Number(s)*	Principal Amount of Original Notes Tendered **

*	Need not be completed if the Original Notes being tendered are in book-entry form.

**	Must be minimum of $2,000 and integral multiples of $1,000 thereafter.

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Original Notes exactly as its (their) name(s) appear(s) on certificates for Original Notes or on a security position listing as the owner of Original Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

(Please Print or Type)

Name(s)/Title(s)/Signature(s) of Registered Holder(s):	By:
Name:
Title:

By:
Name:
Title:

Address(es):

DO NOT SEND ORIGINAL NOTES WITH THIS FORM. ORIGINAL NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

GUARANTEE OF DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby: (1) represents that each holder of Original Notes on whose behalf this tender is being made “owns” the Original Notes covered hereby within the meaning of Rule 13d-3 under the Exchange Act; (2) represents that such tender of Original Notes complies with Rule 14e-4 of the Exchange Act; and (3) guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Original Notes being tendered hereby for exchange pursuant to the Exchange Offer in proper form for transfer (or a confirmation of book-entry transfer of such Original Notes into the Exchange Agent’s account at the book-entry transfer facility of DTC) with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal, or in lieu of a Letter of Transmittal a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable under, the Letter of Transmittal, all within three (3) New York Stock Exchange trading days after the Expiration Date.

(Please Print or Type)

Name of Firm:

Address:

Telephone Number:

Authorized Signature:	By:
Name:
Title:

By:
Name:
Title:
Date:

The institution that completes this Notice of Guaranteed Delivery (a) must deliver the same to the Exchange Agent at its address set forth above by hand, or transmit the same by facsimile or mail, prior to the Expiration Date, and (b) must deliver the certificates representing any Original Notes (or a confirmation of book-entry transfer of such Original Notes into the Exchange Agent’s account at DTC), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal or a message from DTC stating that the tendering holder has expressly acknowledged receipt of, and agrees to be bound by and held accountable under, the Letter of Transmittal in lieu thereof, to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.